EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Occidental Petroleum Corporation:

We consent to the use of our reports with respect to the consolidated financial statements and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in this registration statement on Form S-4. Our report on financial statements of Occidental Petroleum Corporation refers to (i) a change in the method of accounting for inventories purchased from third parties, (ii) a change in the method of accounting for asset retirement obligations, (iii) a change in the method of accounting for the consolidation of variable interest entities, (iv) a change in the method of accounting for certain financial instruments with characteristics of both liabilities and equity, and (v) a change in the method of accounting for the impairment of goodwill and other intangibles.

/s/     KPMG LLP

Los Angeles, California

November 14, 2005